UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 22, 2012

EMERALD OIL, INC.

(Exact name of registrant as specified in its charter)

Montana	1-35097	77-0639000

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Broadway, Suite 1040

Denver, CO 80202

(Address of principal executive offices, including zip code)

(303) 323-0008

(Registrant’s telephone number, including area code)

Voyager Oil & Gas, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 is hereby incorporated by reference into this Item 3.03 to the extent applicable.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2012, Voyager Oil & Gas, Inc. (the “Company”) held a special meeting of its shareholders (the “Special Meeting”). The Company’s shareholders approved, among other things, a proposal to amend the Company’s 2011 Equity Incentive Plan (the “Plan”) to increase the number of shares of the Company’s common stock, par value $.001 per share (the “Common Stock”) authorized for issuance under the Plan to 24,500,000 shares. As a result of the Reverse Stock Split (as defined below), the number of shares of Common Stock now available for issuance under the Plan is 3,500,000 shares, and the information set forth in Item 5.03 regarding the Reverse Stock Split is hereby incorporated by reference into this Item 5.02 to the extent applicable. A copy of the amendment to the Plan is filed as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Special Meeting, in addition to approving the amendment to the Plan, the Company’s shareholders approved the Articles of Amendment to the Articles of Incorporation of the Company (the “Articles of Amendment”) to (i) effect a name change of the Company to Emerald Oil, Inc. (the “Name Change”), (ii) effect a 1-for-7 reverse stock split of the Company’s Common Stock (the “Reverse Stock Split”), and (iii) increase the aggregate number of authorized shares of Common Stock available for issuance to 500,000,000 (the “Authorized Share Increase”).

On October 22, 2012, the Company filed the Articles of Amendment with the Montana Secretary of State to effect the Name Change, the Reverse Stock Split and the Authorized Share Increase. The Articles of Amendment became effective upon its filing with the Montana Secretary of State. As a result of the Reverse Stock Split, every seven outstanding shares of the Company’s Common Stock combined automatically into one share of Common Stock. Each shareholder’s percentage ownership in the Company and proportional voting power remains unchanged after the Reverse Stock Split, except for minor changes and adjustments resulting from the treatment of fractional shares. The Articles of Amendment and a new specimen physical Common Stock certificate are filed as Exhibits 3.1 and 4.1, respectively, and each is incorporated herein by reference.

Trading of the Company’s Common Stock began to trade on the NYSE MKT on the post-split basis on October 23, 2012. The new CUSIP number for the Company’s Common Stock following the Reverse Stock Split and the Name Change is 29101U209.

As a result of the Reverse Stock Split, adjustments were automatically made to certain terms of certain of the Company’s outstanding securities, including its outstanding options, restricted stock, restricted stock units and warrants.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held the Special Meeting on October 22, 2012.

At the Special Meeting, the shareholders approved the amendment to the Plan. The final voting results with respect to this matter were as follows: 25,196,729 votes for; 8,901,915 votes against; 55,629 votes abstaining; and 25,170,079 broker non-votes.

At the Special Meeting, the shareholders also approved the Name Change. The final voting results with respect to this matter were as follows: 53,348,515 votes for; 5,815,379 votes against; 123,359 votes abstaining; and 37,099 broker non-votes.

At the Special Meeting, the shareholders also approved the Reverse Stock Split. The final voting results with respect to this matter were as follows: 47,575,327 votes for; 11,611,868 votes against; 109,058 votes abstaining; and 28,099 broker non-votes.

At the Special Meeting, the shareholders also approved the Authorized Share Increase. The final voting results with respect to this matter were as follows: 47,846,351 votes for; 10,904,999 votes against; 196,022 votes abstaining; and 376,980 broker non-votes.

Item 8.01 Other Events.

On October 22, 2012, the Company announced that it had effected the amendment to the Plan, the Name Change, the Authorized Share Increase and the Reverse Stock Split and that trading in its Common Stock on the NYSE MKT on a post-split basis would begin on the morning of October 23, 2012. This press release is filed as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit	Exhibit Description

3.1	Articles of Amendment to the Articles of Incorporation

4.1	Specimen Stock Certificate for the common stock, par value $0.001 per share, of Emerald Oil, Inc.

10.1	Amendment to the 2011 Equity Incentive Plan

99.1	Press Release dated October 22, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

EMERALD OIL, INC.

By: /s/ Mitchell R. Thompson
Mitchell R. Thompson
Chief Accounting Officer

Date: October 23, 2012

EXHIBIT INDEX

Exhibit	Exhibit Description

3.1	Articles of Amendment to the Articles of Incorporation
4.1	Specimen Stock Certificate for the common stock, par value $0.001 per share, of Emerald Oil, Inc.
10.1	Amendment to the 2011 Equity Incentive Plan
99.1	Press Release dated October 22, 2012